UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

INSEEGO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Appointment of Chief Executive Officer

The board of directors (the “Board) of Inseego Corp. (“Inseego” or the “Company”) has appointed Juho Sarvikas as Chief Executive Officer of the Company, effective January 6, 2025. As described below, Mr. Sarvikas was also appointed as a member of the Board.

Mr. Sarvikas, 42, has worked most recently as president of North America for Qualcomm Incorporated, a leading global provider of connected computing technologies, since April 2021. Prior to Qualcomm, Mr. Sarvikas served as Chief Product Officer of HMD Global from 2016 to April 2021, and as President North America from May 2020 to April 2021. Before joining HMD Global, he led Nokia’s feature phone business under Microsoft and held various leadership roles at Nokia for eight years prior to Microsoft’s acquisition of its smartphone business.

There are no arrangements or understandings between Mr. Sarvikas and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Sarvikas and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Offer Letter with Juho Sarvikas

The Company entered into an offer letter with Mr. Sarvikas (the “Offer Letter”) setting forth the terms of his employment as the Company’s Chief Executive Officer. The following description of the Offer Letter is qualified in its entirety by reference to the copy of the Offer Letter which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Salary and Bonus. The Offer Letter provides for an annual base salary of $500,000, subject to review and potential increase at least annually, in the discretion of the compensation committee (the “Compensation Committee”) of the Board. Mr. Sarvikas will be eligible to participate in the Company’s annual cash bonus program with an annual target bonus equal to 75% of his base salary, subject to the achievement of criteria to be established by the Compensation Committee each year. Mr. Sarvikas will be eligible to participate in other benefit programs that the Company establishes and makes available to its employees from time to time, to the same extent available to similarly situated employees of the Company.

Term and Termination. The Offer Letter has no specific term and is subject to termination by either the Company or Mr. Sarvikas at any time with or without cause.

Inducement Equity Awards. Pursuant to the Offer Letter, as an inducement to accepting the appointment as the Company’s new Chief Executive Officer, Mr. Sarvikas received the following equity awards (the “Inducement Awards”): (i) options to purchase 855,000 shares of common stock, which are subject to both stock price performance exercisability requirements and time vesting requirements; (ii) $1.8 million worth of restricted stock units which are subject to both stock price performance vesting requirements and time vesting during the performance period; and (iii) $1.33 million worth of restricted stock units which are subject time vesting over four years. The specific terms of the Inducement Awards are set forth in the Offer Letter. The Inducement Awards were issued as an employment inducement award in accordance with NASDAQ Listing Rule 5635(c)(4).

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Change in Control Agreement

The Company will enter into a Change in Control and Severance Agreement (the “Severance Agreement”) with Mr. Sarvikas. The following description of the Severance Agreement is qualified in its entirety by reference to the form of Severance Agreement attached as an exhibit to the Offer Letter which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Severance Agreement will provide that if Mr. Sarvikas is terminated without “Cause” or resigns for ”Good Reason”, as such terms are defined in the Severance Agreement (a “Covered Termination”), during the period commencing 120 days prior to a “Change in Control” and ending on the 24-month anniversary of such “Change in Control”, as such term is defined in the Severance Agreement (a “Change in Control Period”), Mr. Sarvikas will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to the sum of 18 months of his then-current annual base salary, plus an amount equal to 12 months of his then-current annual target bonus opportunity. If the termination occurs prior to the payment of an annual cash bonus award with respect to the prior completed fiscal year, Mr. Sarvikas will also receive an amount equal to 100% of his annual target cash bonus opportunity for such prior completed fiscal year. In the event of a change in control, (i) all then-outstanding stock options granted to Mr. Sarvikas shall immediately become fully vested and exercisable with respect to 100% of the shares subject to such options; (ii) 100% of all then-outstanding unvested time-based equity awards granted to Mr. Sarvikas shall immediately become fully vested; and (iii) 100% of all then-outstanding unvested performance-based equity awards granted to Mr. Sarvikas shall immediately become fully vested, subject to achievement of the applicable performance thresholds based on the value received by the Company’s stockholders in connection with the change in control. In addition, Mr. Sarvikas and his covered dependents will be entitled to certain healthcare benefits for a period of up to 18 months.

In the event of a Covered Termination other than during a Change in Control Period, Mr. Sarvikas will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to the sum of 18 months of his then-current annual base salary, plus a payment equal to the pro-rated portion of the target bonus in the year of termination. In addition, if the termination occurs prior to the payment of an annual cash bonus award with respect to the prior completed fiscal year, Mr. Sarvikas will also receive an amount equal to the bonus payment he would be entitled to for such prior completed fiscal year, based on actual achievement of corporate and personal performance goals and criteria during such prior completed year. In addition, Mr. Sarvikas’s outstanding equity awards will become vested and, if applicable, exercisable with respect to that number of shares of Company common stock that would have vested had Mr. Sarvikas continued employment with the Company for six months following the date of termination (subject to certain additional requirements in the case of awards with performance-based criteria), and Mr. Sarvikas and his covered dependents will be entitled to certain healthcare benefits for a period of up to 9 months.

Indemnification Agreement

The Company and Mr. Sarvikas will enter into the Company’s standard form of indemnification agreement that the Company has entered into with each of its executive officers and directors, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2017, and is incorporated herein by reference. The agreement requires the Company, among other things, to indemnify Mr. Sarvikas against liabilities that may arise by reason of his service to the Company.

Appointment of Directors

The Board approved an increase in the size of the Board from four to six members and appointed Mr. Sarvikas and Brian Miller to fill the vacancies created by the increase in the size of the Board, with such appointments effective as of January 6, 2025.

Mr. Sarvikas became a member of the class of directors with terms expiring at the 2027 Annual Meeting of the Stockholders of the Company. Mr. Sarvikas has not been appointed to any Board committees at this time. Except for the Offer Letter described above, there is no arrangement or understanding pursuant to which Mr. Sarvikas was appointed as a director, and there are no related party transactions between the Company and Mr. Sarvikas that would require disclosure under Item 404(a) of Regulation S-K.

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Upon his appointment to the Board, Mr. Miller became a member of the class of directors with terms expiring at the 2025 Annual Meeting of the Stockholders of the Company. The Board has determined that Mr. Miller qualifies as “independent” in accordance with the published listing requirements of the Nasdaq Stock Market. Mr. Miller has not been appointed to any Board committees at this time. There is no arrangement or understanding pursuant to which Mr. Miller was appointed as a director.

Mr. Miller is Chief Investment Officer of North Sound Partners. All transactions between the Company, affiliates of North Sound Partners, and Mr. Miller that would require disclosure under Item 404(a) of Regulation S-K have been previously disclosed by the Company in its Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 22, 2024, and in its Current Reports on Form 8-K filed by the Company with the Commission on September 11, 2024 and November 12, 2024, which disclosures are incorporated by reference herein.

For his services on the Board, Mr. Miller will receive the same compensation as other non-management directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 22, 2024. Accordingly, Mr. Miller will receive an initial equity award upon joining the Board in the form of restricted stock units (“RSUs”) with an economic value of $145,000. The RSUs vest in three equal annual installments beginning with the first anniversary of the grant date.

In connection with Mr. Miller’s appointment as a director of the Company, the Company and Mr. Miller will enter into an indemnification agreement, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2017 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on January 6, 2025, announcing the appointment of Mr. Sarvikas as Chief Executive Officer and the appointments of Messrs. Sarvikas and Miller to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter dated December 6, 2024, between Inseego Corp. and Juho Sarvikas.
99.1	Press Release dated January 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: January 6, 2025	By:	/s/ Steven Gatoff
Name: Steven Gatoff
Title: Chief Financial Officer

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